THIS NOTE IS A RENEWAL OF THE NOTE DESCRIBED HEREIN ON WHICH DOCUMENTARY STAMP TAXES AND INTANGIBLE TAXES HAVE BEEN PAID AS REQUIRED BY LAW. AS DESCRIBED HEREIN, ADDITIONAL STAMPS AND TAXES ARE DUE, WHICH STAMPS AND TAXES WILL BE AFFIXED TO AND PAID UPON RECORDING OF THAT CERTAIN CONSOLIDATED, AMENDED AND RESTATED MULTIFAMILY MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT OF EVEN DATE HEREWITH.

CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

$4,975,000.00 Birmingham, Alabama March 16, 2009

     For value received, SSTI 15 McClure Dr, LLC, a Delaware limited liability company (“McClure”), and SSTI 1742 Pass Rd, LLC, a Delaware limited liability company (“Pass”), jointly and severally (McClure and Pass being hereinafter referred to jointly and severally as“Borrower”), having its principal place of business at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, promises to pay to the order of BB&T Real Estate Funding LLC, a North Carolina limited liability company, whose address is 524 Lorna Square, Birmingham, Alabama 35216 (“Lender”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of FOUR MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($4,975,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

     This Consolidated, Amended and Restated Promissory Note (“Note”), secured by the Security Instrument (as defined herein below) is a consolidation of the outstanding principal balance of (i) an existing promissory note dated September 25, 2008, in the original principal amount of $4,000,000.00 (“Original Note”) with an outstanding principal balance of $4,000,000.00, and (ii) an existing future advance mortgage note of even date herewith in the original principal amount of $975,000.00 (“New Note”), secured by the Security Instrument.

ARTICLE 1: PAYMENT TERMS

A. Borrower will pay interest on the principal balance outstanding hereunder from time to time at an annual rate (the “Applicable Interest Rate”) which from the date of this Note through and including the last day of the current month shall be six and one half percent (6.50%) per annum. The Applicable Interest Rate shall be adjusted on the first day of each month thereafter (the dates on which such adjustments occur shall be referred to herein as “Rate Adjustment Dates”) to a rate equal to the sum of the London Interbank Offered Rate for deposits of U.S. dollars in the London Interbank eurodollar market for an interest period of three months (the “Three-Month LIBOR”) which is in effect on the Business Day prior to the applicable Rate Adjustment Date as determined by Lender plus 450 basis points (4.50%), provided that the Applicable Interest Rate shall not be less than 6.50%. All interest under this Note shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

B. Borrower shall pay to Lender on the date hereof the amount of interest which will accrue at the

Applicable Interest Rate from the date hereof through and including the last day of the current month. Thereafter, monthly payments of interest only at the Applicable Interest Rate shall be due and payable commencing on the first day of May, 2009, and continuing on the first day of each month thereafter until and including the first day of April, 2010. Thereafter, monthly payments of principal and interest based on the outstanding principal balance, the Applicable Interest Rate and the then remaining term of a thirty (30) year amortization schedule commencing as of May 1, 2010 shall be due and payable on the first day of May, 2010, and continuing on the first day of each month thereafter until the first day of April, 2011. Thereafter, monthly payments of principal and interest based on the outstanding principal balance, the Applicable Interest Rate and the then remaining term of a twenty-five (25) year amortization schedule commencing as of May 1, 2011 shall be due and payable on the first day of May, 2011, and continuing on the first day of each month thereafter until the first day of April, 2012 (the “Maturity Date”). The outstanding principal balance, together with all accrued and unpaid interest and all other sums due hereunder, shall be due and payable in full on the Maturity Date. Borrower’s monthly payments will be applied in Lender’s sole discretion first to late charges, then to any other sums due under this Note or the other Loan Documents (hereinafter defined), if any, then to the replenishment of escrows and reserves maintained by Lender under the Loan Documents, then to accrued but unpaid interest and then to the principal balance of this Note.

ARTICLE 2: DEFAULT AND ACCELERATION

The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other amounts or obligations owed under this Note, the Security Instrument and the other Loan Documents (the “Obligations”) shall without notice become immediately due and payable at the option of Lender (i) if any monthly payment due hereunder (other than the payment required at the Maturity Date) is not paid within ten (10) days of its due date, (ii) if the Obligations is not paid in full on or before the Maturity Date, or (iii) upon the happening of any other default, after the expiration of any applicable notice and grace periods, under the terms of this Note, the Security Instrument or any of the other Loan Documents (each, an “Event of Default”). All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect or enforce the Obligations or to protect or foreclose the security hereof, Borrower also agrees to pay reasonable attorney's fees for the services of such counsel whether or not suit be brought.

ARTICLE 3: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the rate of the lesser of (i) 5% above the Applicable Interest Rate, or (ii) the maximum rate of interest which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until such Event of Default is cured or the date upon which the Obligations are paid in full, as the case may be. This charge shall be added to the Obligations, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 4: PREPAYMENT; EXIT FEE

The principal balance of this Note may not be prepaid in whole or in part prior to April 1, 2010. On April 1, 2010, and at anytime thereafter, the principal balance of this Note may be prepaid, in whole but not in part, upon not less than thirty (30) days prior written notice to Lender specifying the date on which prepayment is to be made (the “Prepayment Date”) and upon payment of (a) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (b) all other sums then due under this Note, the Security Instrument and the other Loan Documents, and (c) the Exit Fee specified hereinbelow.

If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Obligations in whole or in part at any time prior to a sale of the Property either through foreclosure or the exercise of other remedies available to Lender under the Loan Documents, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered. If at the time of such tender prepayment of the principal balance of this Note is not permitted by this Note, Borrower shall, in addition to the entire Obligations, also pay to Lender a sum equal to the interest which would have accrued on the principal balance of this Note at the Applicable Interest Rate from the date of such tender to the first day of the period during which prepayment of the principal balance of this Note would have been permitted, together with an amount equal to the Exit Fee. If at the time of such tender prepayment of the principal balance of this Note is permitted, Borrower shall, in addition to the entire Obligations, also pay to Lender the Exit Fee.

Upon the payment in full of the Obligations, whether at the Maturity Date or otherwise, Borrower shall pay to BB&T Real Estate Funding LLC (whether or not it is the Lender hereunder at such time) a $49,750.00 fee (the “Exit Fee”), provided that the Exit Fee shall be reduced to $24,875.00 if the payment of the Obligations is accomplished with financing provided through Grandbridge Real Estate Capital LLC, BB&T Real Estate Funding LLC or an affiliate thereof. In no event shall Grandbridge Real Estate Capital LLC, BB&T Real Estate Funding LLC or an affiliate thereof be obligated to provide any such financing.

ARTICLE 5: SECURITY

This Note is secured by the Security Instrument and the other Loan Documents. The term “Security Instrument” as used in this Note shall mean that certain Consolidated, Amended and Restated Mortgage, Assignment of Rents and Leases and Security Agreement executed by McClure and that certain Deed of Trust, Assignment of Rents and Leases and Security Agreement executed by Pass (collectively, the "Security Instrument"), in favor of Lender and encumbering the Property more particularly described therein. The term “Loan Documents” shall have the meaning given such term in the Security Instrument. The term “Property” means the real estate located in Santa Rosa County, Florida and Harrison County, Mississippi, together with all improvements owned by

Borrower and now or hereafter erected thereon, encumbered by and more particularly described in the Security Instrument. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators; however, nothing in this paragraph shall be deemed to modify the provisions of the Security Instrument regarding transfers of the Property by Borrower.

ARTICLE 6: SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Obligations or any portion thereof at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Obligations or any portion thereof at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

ARTICLE 7: LATE CHARGE

If any monthly payment payable under this Note is not paid within ten (10) days of the date on which it is due (other than the outstanding principal balance of this Note, when due by virtue of acceleration or on the Maturity Date), Borrower shall pay to Lender an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and such amount shall be secured by the Security Instrument and the other Loan Documents; provided, however, no such late charge will be charged or collected if the amount of such late charge when added to all interest constructed for, charged or received by Lender hereunder would exceed the maximum amount of interest allowed by applicable law. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 8: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 9: JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 10: WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the other Loan Documents made by agreement between Lender and any other person or party (other than Borrower) shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Security Instrument or the other Loan Documents.

ARTICLE 11: AUTHORITY

Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Borrower.

ARTICLE 12: LIABILITY

Borrower and its members, managers, successors and assigns shall not be personally liable for the Obligations. Upon the occurrence of an Event of Default, Lender will not make any claim or institute any action or proceeding or enforce any judgment against Borrower or its members, managers, successors or assigns for payment of the Obligations or for any deficiency remaining after application of the collateral for the Loan. Anything contained in this Note or the other Loan Documents to the contrary notwithstanding, the provisions of this section shall not, however, (i) be construed to release or impair either the indebtedness evidenced by this Note or the lien upon the Property evidenced by the Security Instrument, (ii) preclude the application of the Property to the payment of this Note in accordance with the terms of the Security Instrument, (iii) constitute a waiver, release or impairment of any Obligation evidenced or secured by this Note, the Security Instrument or the other Loan Documents, (iv) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument, (v) impair the right of Lender to obtain the appointment of a receiver and/or to enforce any assignment of rents or leases given in connection with this Note or the Security Instrument, or (vi) impair or limit Lender’s rights to enforce any guaranty and/or environmental indemnity given in connection with this Note or the Security Instrument. Furthermore, and anything contained in the Security Instrument or the other Loan Documents to the contrary notwithstanding, Borrower shall at all times be fully liable for any and all claims, damages, liability and expenses, including reasonable attorneys’ fees, incurred by Lender resulting from or arising out of (A) the failure of Borrower, any Guarantor (as such term is defined in the Security Instrument) or their affiliates to pay to Lender upon demand, after an Event of Default, all security deposits collected by Borrower, any Guarantor or their respective affiliates from tenants then in residence, (B) the failure of Borrower, any Guarantor or their affiliates to pay to Lender upon demand, after an Event of Default, all rents received by Borrower, any Guarantor or their respective affiliates after such Event of Default, (C) Lender’s enforcement of the provisions of that certain Environmental Indemnity Agreement executed by Borrower of even date herewith, (D) intentional waste or arson by Borrower, any Guarantor or their affiliates relating to the Property, (E) the acquisition and use by Borrower, any Guarantor or their affiliates of any insurance or condemnation proceeds relating to the Property in violation of the terms and conditions of the Security Instrument or the other Loan Documents, (F) fraudulent conduct or material misrepresentation by Borrower, any Guarantor or their affiliates, (G) the enforcement or application with respect to the Property of the Americans with Disabilities Act of 1990, ((H) the failure to apply rents and other income from the Property, first, to the payment of reasonable operating expenses and then to debt service amounts, including escrow and reserve deposits, due under the Loan Documents, however Borrower and any Guarantor will not be personally liable with respect to rents and other income that are distributed in any calendar quarter if Borrower has paid all such operating expenses and debt service amounts for such calendar quarter, (I) the removal, demolition or material alteration of the Improvements or any Personal Property in violation of the terms of the Loan Documents, and (J) any and all costs of collection or enforcement, including reasonable attorneys’ fees, incurred by Lender in connection with the obligations contained in this Article 12.

In addition, and anything contained in this Note or the other Loan Documents to the contrary notwithstanding, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced by this Note and the other obligations of Borrower under the Loan Documents or to require that all collateral shall continue to secure all of such indebtedness and Obligations. In addition, and anything contained in this Note or the other Loan Documents to the contrary notwithstanding, the indebtedness evidenced by this Note and the other Obligations of Borrower and Guarantor under the Loan Documents shall be deemed fully recourse to Borrower and Guarantor in the event that: (i) Borrower acquires any material assets in violation of the terms of the Loan Documents; (ii) Borrower fails to obtain Lender’s prior written consent to any transfer or encumbrance of an interest in Borrower or the Property requiring Lender’s prior written consent under the Loan Documents; (iii) Borrower files a voluntary petition pursuant to federal bankruptcy law, or any similar federal or state bankruptcy or insolvency law (“Bankruptcy Law”); (iv) Borrower directly or indirectly solicits creditors for any involuntary petition against Borrower pursuant to a Bankruptcy Law; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it under a Bankruptcy Law; (vi) Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property; (vii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (viii) Borrower or Guarantor engages in any action to interfere with Lender’s enforcement and collection efforts pursuant to its rights and remedies under the Note, the Security Instrument or any of the other Loan Documents following an Event of Default (other than good faith assertion of defenses and counterclaims).

ARTICLE 13: NOTICES

All notices or other communications hereunder shall be given in accordance with the requirements of the Security Instrument.

ARTICLE 14: WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 15: GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the state of Mississippi.

[Signature page to follow.]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date shown above.

BORROWER:

SSTI 15 McClure Dr, LLC, a Delaware limited liability company

By: Strategic Storage Holdings, LLC, a Delaware limited liability company Its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz Its Manager

BORROWER (Continued): SSTI 1742 Pass Rd, LLC, a Delaware limited liability company

By: Strategic Storage Holdings, LLC, a Delaware limited liability company Its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz Its Manager